UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 7.375% Series B Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYL	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 25, 2023, B. Riley Financial, Inc. (the “Company”) announced preliminary, unaudited estimates of results for the three months and six months ended June 30, 2023 based on currently available information (“Preliminary Estimates”). These Preliminary Estimates are being announced in connection with an offering of the Company’s common stock (the “Offering”). In connection with the Offering, the Company filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) and issued a press release announcing the launch of the Offering. The Preliminary Prospectus Supplement contains the Preliminary Estimates. A copy of the press release is attached hereto as Exhibit 99.1.

The Preliminary Estimates are not a comprehensive statement of our financial results for the three months and six months ended June 30, 2023. We caution that our final results for the three months and six months ended June 30, 2023 that we will file with the SEC could vary significantly from these Preliminary Estimates as a result of the completion of our customary quarter-end closing, review and audit procedures and other developments arising between now and the time that our financial results for the three months and six months ended June 30, 2023 are finalized.

Revenue for the three months and six months ended June 30, 2023 is estimated to be within the range of $405 million and $407 million and $837.1 million and $839.1 million, respectively.

For the three months ended June 30, 2023, we estimate that the net income attributable to the Company will be within the range of $44.6 million and $46.6 million compared to a net loss of $140.2 million for the three months ended June 30, 2022. Diluted income per common share is expected to be within the range of $1.48 to $1.55 per diluted share. This compares to a net loss of $5.07 per diluted share for the three months ended June 30, 2022. For the six months ended June 30, 2023, we estimate that the net income attributable to the Company shall be within the range of $61.8 million and $63.8 million compared to a net loss of $150.2 million for the six months ended June 30, 2022. Diluted income per common share is expected to be within the range of $1.98 to $2.05 per diluted share. This compares to a net loss of $5.52 per diluted share for the six months ended June 30, 2022.

For the three months ended June 30, 2023, we estimate that our adjusted EBITDA will be within the range of $138 million and $140 million compared to a total adjusted EBITDA loss of $135.8 million for the three months ended June 30, 2022. For the six months ended June 30, 2023, we estimate that our adjusted EBITDA will be within the range of $232.8 million and $234.8 million compared to a total adjusted EBITDA loss of $95.1 million for the six months ended June 30, 2022. Operating adjusted EBITDA for the three months ended June 30, 2023 is estimated to be within the range of $78.5 million and $80.5 million compared to $74.2 million for the three months ended June 30, 2022. Operating adjusted EBITDA for the six months ended June 30, 2023 is estimated to be within the range of $158.6 million and $160.6 million compared to $158.4 million for the six months ended June 30, 2022. As of June 30, 2023, the Company estimates their cash and investments balance to be approximately $1.9 billion and their total debt outstanding to be $2.3 billion. As of June 30, 2023, the Company estimates their total debt, net of cash and investments, to be approximately $406 million. The Company expects its operating adjusted EBITDA for the three month period ending September 30, 2023 will be at least $105 million.

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA and total debt, net of cash and investments may be considered non-GAAP financial measures. We believe this information is useful to investors because it provides a basis for measuring our available capital resources, the operating performance of our business and our revenues and our cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, restructuring charge, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction related and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, realized and unrealized gains (losses) on investments and fair value adjustments and other investment related expenses and (iv) including in the case of total cash and investments, cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The following is a reconciliation of Net Income estimates to Adjusted EBITDA and Operating Adjusted EBITDA to the corresponding GAAP measure (in thousands), as well as a reconciliation of diluted income per common share.

The Company has not provided guidance for a comparable GAAP measure or a quantitative reconciliation of its forecast for Operating Adjusted EBITDA in the third quarter of 2023 to the most directly comparable GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measure without unreasonable effort. These items include, but are not limited to, final calculation of investment gains (losses), defined as trading income (losses) and fair value adjustments on loans. Notwithstanding this limitation, as noted above, the Company estimates Operating Adjusted EBITDA of at least $105 million in the third quarter of 2023. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period

Reconciliation of Net Income Preliminary Estimate to Adjusted EBITDA Preliminary Estimate
(Unaudited)
(Dollars in thousands)

	Preliminary Estimate		Prior Period
	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Low	High	Actual
Net income (loss) attributable to B. Riley Financial, Inc.	$44,600	$46,600	$(140,159)
Adjustments:
Provision for (benefit from) income taxes	21,500	21,500	(52,513)
Interest expense	47,300	47,300	31,764
Interest income	(700)	(700)	(500)
Share based payments	10,500	10,500	14,202
Depreciation and amortization	12,500	12,500	7,961
Restructuring charge	600	600	—
Impairment of tradenames	1,700	1,700	—
Transactions related costs and other	—	—	3,468

Total EBITDA adjustments	93,400	93,400	4,382

Adjusted EBITDA	$138,000	$140,000	$(135,777)

Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(42,000)	(42,000)	117,763
Realized and unrealized (gains) losses on investments and fair value adjustments	(19,000)	(19,000)	106,164
Other investment related expenses	1,500	1,500	(13,930)

Total Operating EBITDA Adjustments	(59,500)	(59,500)	209,997

Operating Adjusted EBITDA	$78,500	$80,500	$74,220

Diluted Income per Common Share — Preliminary Estimate
(Unaudited)
(Dollars in thousands, except share data)

	Preliminary Estimate		Prior Period
	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Low	High	Actual
Net income (loss) attributable to B. Riley Financial, Inc.	$44,600	$46,600	$(140,159)
Preferred stock dividends	2,000	2,000	2,002
Net income (loss) available to common shareholders	$42,600	$44,600	$(142,161)

Diluted income (loss) per common share	$1.48	$1.55	$(5.07)
Weighted average diluted common shares outstanding	28,700,000	28,700,000	28,051,570

Reconciliation of Net Income Preliminary Estimate to Adjusted EBITDA Preliminary Estimate
(Unaudited)
(Dollars in thousands)

	Preliminary Estimate		Prior Period
	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Low	High	Actual
Net income (loss) attributable to B. Riley Financial, Inc.	$61,755	$63,755	$(150,221)
Adjustments:
Provision for (benefit from) income taxes	29,419	29,419	(56,208)
Interest expense	94,861	94,861	62,200
Interest income	(3,274)	(3,274)	(567)
Share based payments	24,246	24,246	31,215
Depreciation and amortization	25,577	25,577	15,809
Restructuring charge	693	693	—
Gain on extinguishment of loans	—	—	(1,102)
Impairment of tradenames	1,700	1,700	—
Transactions related costs and other	(2,146)	(2,146)	3,759

Total EBITDA adjustments	171,076	171,076	55,106

Adjusted EBITDA	$232,831	$234,831	$(95,115)

Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(93,568)	(93,568)	137,041
Realized and unrealized (gains) losses on investments and fair value adjustments	9,442	9,442	155,276
Other investment related expenses	9,921	9,921	(38,795)

Total Operating EBITDA Adjustments	(74,205)	(74,205)	253,522

Operating Adjusted EBITDA	$158,626	$160,626	$158,407

Diluted Income per Common Share — Preliminary Estimate
(Unaudited)
(Dollars in thousands, except share data)

	Preliminary Estimate		Prior Period
	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Low	High	Actual
Net income (loss) attributable to B. Riley Financial, Inc.	$61,755	$63,755	$(150,221)
Preferred stock dividends	4,012	4,012	4,004
Net income (loss) available to common shareholders	$57,743	$59,743	$(154,225)

Diluted income (loss) per common share	$1.98	$2.05	$(5.52)
Weighted average diluted common shares outstanding	29,100,000	29,100,000	27,953,845

On July 25, 2023, the Company declared a regular quarterly cash dividend of $1.00 per share of common stock payable on or about August 21, 2023 to common stockholders of record as of August 11, 2023.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On July 25, 2023, the Company issued a press release announcing the commencement of its Offering. A copy of the press release is attached hereto as Exhibit 99.2.

In addition, the Company made available an updated version of the Company’s corporate presentation on the Company’s website. A copy of the updated corporate presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K (“Corporate Presentation”). The information contained in the Corporate Presentation is summary information that should be considered in the context of the Company’s filings with the SEC and other public announcements the Company may make by press release or otherwise from time to time.

The information set forth under this Item 7.01, including Exhibit 99.2 and Exhibit 99.3 hereto, is not deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K (and the exhibits attached hereto) may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to, the Company’s anticipated results of operations for the second quarter of 2023, the Company’s plans, objectives, expectations and intentions regarding the performance of its business, the terms and conditions and timing of the common stock offering, the intended use of proceeds of the common stock offering and other non-historical statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release Announcing Preliminary Estimates, dated July 25, 2023.
99.2	Press Release Announcing Offering, dated July 25, 2023.
99.3	Corporate Presentation, dated July 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2023	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer